UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) on April 24, 2024. At the 2024 Annual Meeting, Sabre’s stockholders approved the 2024 Omnibus Incentive Compensation Plan (the “2024 Omnibus Plan”) and the 2024 Director Equity Compensation Plan (the “2024 Director Plan”) (the “Plans”), each of which was adopted by Sabre’s Board of Directors on March 4, 2024, subject to stockholder approval at the 2024 Annual Meeting. The effective date of each of the Plans is April 24, 2024.

Under the 2024 Omnibus Plan, eligible participants may be granted certain awards, including cash incentive awards, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. A description of the material terms and conditions of the 2024 Omnibus Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2024 Omnibus Incentive Compensation Plan” of Sabre’s Proxy Statement filed with the Securities and Exchange Commission on March 15, 2024, which description is incorporated by reference.

Under the 2024 Director Plan, eligible directors may be granted certain awards, including cash awards, non-qualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards. A description of the material terms and conditions of the 2024 Director Plan is provided under the heading “Proposal 4: Approval of the Sabre Corporation 2024 Director Equity Compensation Plan” of Sabre’s Proxy Statement filed with the Securities and Exchange Commission on March 15, 2024, which description is incorporated herein by reference.

The foregoing description of the Plans is qualified in its entirety the text of the 2024 Omnibus Plan and the 2024 Director Plan, which is included as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 Annual Meeting, Sabre’s stockholders approved an amendment to Sabre’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). Article VII, Section 1 of the Certificate of Incorporation has been amended to provide for the elimination of monetary liability of certain officers of Sabre in certain limited circumstances, as permitted by Delaware law.

The amendment to the Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on April 24, 2024 and is effective as of that date. The foregoing description of the amendment to the Certificate of Incorporation is qualified in its entirety to the text of the amendment to the Certificate of Incorporation, which is included as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) - (b) On February 26, 2024, the record date for the 2024 Annual Meeting, 379,494,365 shares of common stock were outstanding and entitled to vote at the 2024 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2024 Annual Meeting are as follows:

1. Stockholders elected each of George Bravante, Jr., Hervé Couturier, Kurt Ekert, Gail Mandel, Phyllis Newhouse, Elaine Paul, Karl Peterson, Gregg Saretsky, John Scott, and Wendi Sturgis to Sabre’s Board of Directors, each to serve a one-year term to expire at Sabre’s 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante	254,829,929	5,799,614	25,436,471	39,204,861
Hervé Couturier	254,884,406	5,768,960	25,412,648	39,204,861
Kurt Ekert	254,956,947	5,712,925	25,396,142	39,204,861
Gail Mandel	254,756,036	5,907,771	25,402,207	39,204,861
Phyllis Newhouse	249,414,902	10,847,127	25,803,985	39,204,861
Elaine Paul	256,552,354	4,110,004	25,403,656	39,204,861
Karl Peterson	233,317,603	27,277,078	25,471,333	39,204,861
Gregg Saretsky	254,285,072	6,376,783	25,404,159	39,204,861
John Scott	252,444,405	8,203,748	25,417,861	39,204,861
Wendi Sturgis	253,677,549	6,987,927	25,400,538	39,204,861

2. Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2024, as set forth below.

Votes For	Votes Against	Abstentions
294,739,256	15,310,546	15,221,073

3. Stockholders approved the 2024 Omnibus Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
195,574,306	64,785,768	25,705,940	39,204,861

4. Stockholders approved the 2024 Director Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,043,179	17,499,067	15,523,768	39,204,861

5. Stockholders approved an amendment to the Certificate of Incorporation regarding officer exculpation, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
247,033,491	24,043,198	14,989,325	39,204,861

6. Stockholders approved the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,579,806	6,661,713	25,824,495	39,204,861

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation of Sabre Corporation.

10.1	Sabre Corporation 2024 Omnibus Incentive Compensation Plan.

10.2	Sabre Corporation 2024 Director Equity Compensation Plan.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 26, 2024	By:	/s/ Ann J. Bruder
	Name:	Ann J. Bruder
	Title:	Executive Vice President and Chief Legal Officer